Electropharmacology, Inc.
              Unaudited Pro Forma Condensed Combined Balance Sheet
                          Year Ended December 31, 1997

                                                                                                  Merger
                                                                                               ------------
                                                                     Historical
                                                             ---------------------------
                                                                                                 Pro Forma             Pro Forma
ASSETS                                                          EPi              HTD            Adjustments             Combined
------                                                       ---------        ----------        -----------            -----------
Current assets :
       Cash                                                   111,496                809                                  112,305
       Trade accounts receivable                              169,404                                                     169,404
       Inventory                                              152,233                                                     152,233
       Trade notes and other receivables                       32,748                                                      32,748
       Prepaid expenses                                       157,065                                                     157,065
                                                          -----------        -----------        ------------          -----------
Total current assets                                          622,946                809                --                623,755
                                                          -----------        -----------        ------------          -----------

Rental and other equipment, net                               713,466              1,159                                  714,625
Patents & Organization Cost, net                               89,129                                                      89,129
Deposits                                                       18,001                                                      18,001
Acquired Developed Technology                                                                      2,000,000 (1)        2,000,000
Investment in ADM Tronics                                                                                                    --
                                                          -----------        -----------        ------------          -----------
Total Assets                                                1,443,542              1,968           2,000,000            3,445,510
                                                          ===========        ===========        ============          ===========

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
       Note Payable                                           804,179                                                     804,179
       Accounts payable                                       380,313             44,500                                  424,813
       Accrued expenses                                       187,933                                                     187,933
       Accrued commissions                                     46,181                                                      46,181
       Accrued payroll                                         18,385                                                      18,385
       Customer deposits                                        7,561                                                       7,561
       Deferred Revenue                                                                                                      --
       Notes payable to related parties                        73,926                                                      73,926
                                                                                                                             --
                                                          -----------        -----------        ------------          -----------
Total current liabilities                                   1,518,478             44,500                --              1,562,978
                                                          -----------        -----------        ------------          -----------

Long term Note Payable                                                                                                       --
Minority Interest in Limited Partnership
                                                          -----------        -----------        ------------          -----------
Total Liabilities                                           1,518,478             44,500                --              1,562,978
                                                          ===========        ===========        ============          ===========

Commitments and contingencies

Net capital deficiency/Equity:
       Convertible Preferred Stock                              2,430                                                       2,430
       Common Stock                                            40,711                 32              62,126 (1), (4)     102,869
       Additional paid-in capital                          15,254,912            192,522           1,766,442 (1), (4)  17,213,876
       Deferred Compensation                                  (67,678)                                                    (67,678)
       General Partner (1%)
       Limited Partners (99%)
       Deficit/Retained Earnings                          (15,305,311)          (235,086)            171,432 (1), (4) (15,368,965)
                                                          -----------        -----------        ------------          -----------
       Net capital deficiency/Total Equity                    (74,936)           (42,532)          2,000,000            1,882,532
                                                          -----------        -----------        ------------          -----------
         Total liabilities and net capital deficiency       1,443,542              1,968           2,000,000            3,445,510
                                                          ===========        ===========        ============          ===========


[RESTUBBED TABLE]

                                                                                                                   Medical Device
                                                                                     Merger                          Divestiture
                                                                                  ------------                    ---------------
                                                                   Historical
                                                                  ------------
                                                                                    Pro Forma         Pro Froma        Pro Forma
ASSETS                                                                GBLP         Adjustments        Combined        Adjustments
------                                                            ------------    ------------      -----------     --------------
Current assets:
       Cash                                                           454,992                            567,297         135,000 (3)
       Trade accounts receivable                                       43,090                            212,494
       Inventory                                                        5,000                            157,233        (152,233)(3)
       Trade notes and other receivables                                                                  32,748
       Prepaid expenses                                                 3,125                            160,190
                                                                  -----------     -----------        -----------     -----------
Total current assets                                                  506,207            --            1,129,962         (17,233)
                                                                  -----------     -----------        -----------     -----------

Rental and other equipment, net                                       195,818                            910,443        (613,466)(3)
Patents & Organization Cost, net                                       75,437                            164,566
Deposits                                                                3,350                             21,351
Acquired Developed Technology                                                       2,000,000 (2)      4,000,000
Investment in ADM Tronics                                                                                   --           606,667 (3)
                                                                  -----------     -----------        -----------     -----------
Total Assets                                                          780,812       2,000,000          6,226,322         (24,032)
                                                                  ===========     ===========        ===========     ===========

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
       Note Payable                                                    97,185                            901,364        (672,750)(3)
       Accounts payable                                                26,818                            451,631         (48,169)(3)
       Accrued expenses                                                15,408                            203,341         (29,081)(3)
       Accrued commissions                                              3,748                             49,929
       Accrued payroll                                                                                    18,385
       Customer deposits                                                                                   7,561
       Deferred Revenue                                                                                     --
       Notes payable to related parties                                                                   73,926
                                                                  -----------     -----------        -----------     -----------
Total current liabilities                                             143,159            --            1,706,137        (750,000)
                                                                  -----------     -----------        -----------     -----------

Long term Note Payable                                                944,668                            944,668
Minority Interest in Limited Partnership                                            1,692,985 (2)      1,692,985
                                                                  -----------     -----------        -----------     -----------
Total Liabilities                                                   1,087,827       1,692,985          4,343,790        (750,000)
                                                                  ===========     ===========        ===========     ===========

Commitments and contingencies

Net capital deficiency/Equity:
       Convertible Preferred Stock                                                                         2,430
       Common Stock                                                                                      102,869           3,226 (3)
       Additional paid-in capital                                                                     17,213,876          96,774 (3)
       Deferred Compensation                                                                             (67,678)
       General Partner (1%)                                           (87,919)         87,919 (2)           --
       Limited Partners (99%)                                        (219,096)        219,096 (2)           --
       Deficit/Retained Earnings                                                                     (15,368,965)        625,968 (3)
                                                                  -----------     -----------        -----------     -----------
       Net capital deficiency/Total Equity                           (307,015)        307,015          1,882,532         725,968
                                                                  -----------     -----------        -----------     -----------
         Total liabilities and net capital deficiency                 780,812       2,000,000          6,226,322         (24,032)
                                                                  ===========     ===========        ===========     ===========

[RESTUBBED TABLE]

                                                                                               Elan
                                                                                           Transactions
                                                                                           ------------
                                                                        Pro Forma                                    Pro Forma
                                                                        Combined            Pro Forma                 Combined
ASSETS                                                               (as adjusted)          Adjustments             (as adjusted)
------                                                               -------------       ----------------         ----------------
Current assets:
       Cash                                                                702,297           2,000,000 (5)           2,702,297
       Trade accounts receivable                                           212,494                                     212,494
       Inventory                                                             5,000                                       5,000
       Trade notes and other receivables                                    32,748                                      32,748
       Prepaid expenses                                                    160,190                                     160,190
                                                                       -----------         -----------             -----------
Total current assets                                                     1,112,729           2,000,000               3,112,729
                                                                       -----------         -----------             -----------

Rental and other equipment, net                                            296,977                                     296,977
Patents & Organization Cost, net                                           164,566                                     164,566
Deposits                                                                    21,351                                      21,351
Acquired Developed Technology                                            4,000,000                                   4,000,000
Investment in ADM Tronics                                                  606,667                                     606,667
                                                                       -----------         -----------             -----------
Total Assets                                                             6,202,290           2,000,000               8,202,290
                                                                       ===========         ===========             ===========

LIABILITIES AND NET CAPITAL DEFICIENCY
Current liabilities:
       Note Payable                                                        228,614                                     228,614
       Accounts payable                                                    403,462                                     403,462
       Accrued expenses                                                    174,260                                     174,260
       Accrued commissions                                                  49,929                                      49,929
       Accrued payroll                                                      18,385                                      18,385
       Customer deposits                                                     7,561                                       7,561
       Deferred Revenue                                                       --                                          --
       Notes payable to related parties                                     73,926                                      73,926
                                                                       -----------         -----------             -----------
Total current liabilities                                                  956,137                --                   956,137
                                                                       -----------         -----------             -----------

Long term Note Payable                                                     944,668                                     944,668
Minority Interest in Limited Partnership                                 1,692,985                                   1,692,985
                                                                       -----------         -----------             -----------
Total Liabilities                                                        3,593,790                --                 3,593,790
                                                                       ===========         ===========             ===========

Commitments and contingencies

Net capital deficiency/Equity:
       Convertible Preferred Stock                                           2,430           7,500,000  (5)          7,502,430
       Common Stock                                                        106,095              25,000  (5)            131,095
       Additional paid-in capital                                       17,310,650           1,975,000  (5)         19,285,650
       Deferred Compensation                                               (67,678)                                    (67,678)
       General Partner (1%)                                                   --                                          --
       Limited Partners (99%)                                                 --                                          --
       Deficit/Retained Earnings                                       (14,742,997)         (7,500,000) (5)        (22,242,997)
                                                                       -----------         -----------             -----------
       Net capital deficiency/Total Equity                               2,608,500           2,000,000               4,608,500
                                                                       -----------         -----------             -----------
         Total liabilities and net capital deficiency                    6,202,290           2,000,000               8,202,290
                                                                       ===========         ===========             ===========


(1) To reflect the elimination of HTD equity accounts, issuance of EPI shares and allocation of the purchase price in excess of net tangible assets acquired, see Note 2.
(2) To reflect the elimination of the GBLP equity accounts, issuance of EPI shares and allocation of the purchase price in excess of net tangilble assets acquired, see Note 2.
(3) To reflect the sale of the Medical Device Business for $150,000 cash (net of $15,000 registration fee) and ADM stock (2,925,000 shares) pursuant to the Asset Purchase Agreement.
(4) To record additional shares of stock assuming the issuance of 436,966 options issued to Arup Sen as if the change in control occurred on December 31, 1997.
(5) To record the initial license fee ($7.5M), convertible preferred stock investment ($7.5M), and common stock investment ($2M) assumed 2,500,000 shares at $0.80 per share. See Note 5.